Exhibit 10.11


                                PROMISSORY NOTE

31 March 1999                                           Fort Lauderdale, Florida
$1,950,000

         PetmedExpress.com, Inc., referred to herein as "MAKER," agrees to pay to the Order of Philip Puleo, referred to herein as "HOLDER," or order, the sum of $1,950,000 (One Million Nine Hundred Fifty Thousand & no/100 Dollars), at 3350 N.W. 53rd Street, Fort Lauderdale, Florida, with interest thereon at a rate of 10% per annum, (12% per annum rate for April 1999, only) simple interest.

         The full amount of principal and interest due herein shall be payable on 1 April 2001.

         This note is payable in U.S. Dollars. At any time, the maximum rate of interest applicable to this transaction shall not exceed the legal maximum rate of interest for a note of this type. Any sums paid in excess of any lawful limitation shall be applied to principal.

         After default herein, this note will bear interest at the highest legal rate for this type of note until paid in full. Upon any default, MAKER agrees to pay a reasonable attorney's fee for any and all services of an attorney, whether in or out of court, and for appeal and post-judgment collection legal services.

Dated:  March 31, 1999

PETMEDEXPRESS.COM, INC.

 /s/ Marc Puleo, M.D.
--------------------------------
Marc A. Puleo, President & CEO